DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank

NEW YORK
City

NY 10005
State Zip Code

FDIC Certificate Number: 00623

FFIEC 031
Page RC-1
15

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
ASSETS					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	147,000	1.a
b. Interest-bearing balances (2)			0071	22,393,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	1,104,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	149,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	0	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	17,549,000			4.b
c. LESS: Allowance for loan and lease losses	3123	93,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	17,456,000	4.d
5. Trading assets (from Schedule RC-D)			3545	4,364,000	5
6. Premises and fixed assets (including capitalized leases)			2145	53,000	6
7. Other real estate owned (from Schedule RC-M)			2150	22,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	51,000	10.b
11. Other assets (from Schedule RC-F)			2160	5,393,000	11
12. Total assets (sum of items 1 through 11)			2170	51,132,000	12

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS

Legal Title of Bank

FDIC Certificate Number: 00623

FFIEC 031
Page RC-1a
15a

Schedule RC—Continued

Dollar Amounts in Thousands				Tril | Bil | Mil | Thou	
LIABILITIES					
13. Deposits:			RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	23,579,000	13.a
(1) Noninterest-bearing (1)	6631	15,122,000			13.a.1
(2) Interest-bearing	6636	8,457,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	10,564,000	13.b
(1) Noninterest-bearing	6631	6,209,000			13.b.1
(2) Interest-bearing	6636	4,355,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (2)			B993	6,130,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	198,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	257,000	16
17. and 18. Not applicable					
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	1,829,000	20
21. Total liabilities (sum of items 13 through 20)			2948	42,557,000	21
22. Not applicable					

(1) Includes noninterest-bearing demand, time, and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

DEUTSCHE BANK TRUST COMPANY AMERICAS FFIEC 031 Legal Title of Bank Page RC-2 FDIC Certificate Number: 00623 16 EQUITY CAPITAL Bank Equity Capital 23 perpetual preferred stock and related surplus RCFD Tri | Bil | Mil | Thou 24 Common stock 3838 0 23 25 Surplus (excludes all surplus related to preferred stock) 3230 2,127,000 24 26 a. Retained earnings 3839 595,000 25 b. Accumulated other comprehensive income (5) 3632 5,625,000 26.a c. Other equity capital components (6) B530 17,000 26.b 27 a. Total bank equity capital (sum of items 23 through 26 c) A130 0 26.c b. Noncontrolling (minority) interests in consolidated subsidiaries 3210 8,364,000 27.a 28 Total equity capital (sum of items 27.a 27.b) 3000 211,000 27.b 29 Total liabilites and equity captial (sum of items 21 and 28) G105 8,575,000 28 Memoranda 3300 51,132,000 29 To be reported with the March Report of condition. 1. Indicate in the box at the right the number of the statement below that best describes the 4 - Director’s examination of the bank conducted in accordance with most comprehensive level of auditing work performed for the bank by independent external generally accepted auditing standards by a certified public RCFD Number auditors as of any dates during 2010 accounting firm (may be required by state chartering authority) 6724 N/A M.1 1 - Independent audit of the bank conducted in accordance with generally 5 - Director’s examination of the bank performed by other external accepted auditing standards by a certified public accounting firm auditors (may be required by state chartering authority) which submits a report on the bank 6 - Review at the bank’s financial statements by external auditors 2 - Independent audit of the bank’s parent holding company conducted in 7 - compellation of the banks financial statements by external auditors accordance with generally accepted auditing standards by a certified 8 - Other audit procedures (excluding tax preparation work) public accounting firm which submits a report on the consolidated 9 - No external audit work holding company (but not on the bank separately) RCON MM/DD 3 - Attestation on bank management’s assertion on the effectiveness of the bank’s 8678 N/A M.2 internal control over financial reporting by a certified public accounting firm. To be reported with the March Report of condition. 2 Banks’s fiscal year end date (5) Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments. (6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.